UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2012

DIVERSIFIED RESTAURANT HOLDINGS, INC.

(Name of registrant in its charter)

Nevada	000-53577	03-0606420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
27680 Franklin Road Southfield, MI 48034
(Address of principal executive offices)

Registrant's telephone number:  (248) 223-9160

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

On August 20, 2012, Diversified Restaurant Holdings, Inc. and AMC Wings, Inc., its wholly-owned subsidiary (collectively, the “Company”), received notice from Buffalo Wild Wings International (“BWWI”) that BWWI had elected to waive its right of first refusal with regard to the Company’s offer to acquire assets consisting of eight Buffalo Wild Wings restaurants operating in Indiana and Illinois and the right to develop a ninth Buffalo Wild Wings restaurant (the “Restaurants”).  Receipt of the waiver of the right of first refusal allows the Company to proceed towards consummation of the acquisition of the Restaurants.  The offer was made pursuant to an Asset Purchase Agreement dated July 13, 2012 (the “Purchase Agreement”), and provides that the Company will acquire substantially all of the assets of Crown Wings, Inc., Brewsters, Inc., Valpo Wings, Inc., Buffaloville Wings, Inc., and Hammond Wings, Inc., each an Indiana corporation, and Homewood Wings, Inc., Cal City Wings, Inc., Lansing Wings, Inc. and Lincoln Park Wings, Inc., each an Illinois corporation.  As consideration for the acquisition of the Restaurants, the Company will pay $14,700,000 in cash, subject to certain post-closing adjustments.  The Purchase Agreement is subject to customary pre-closing conditions, including a financing condition in favor of the Company.

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIVERSIFIED RESTAURANT HOLDINGS, INC.

Dated: August 22, 2012	By:	/s/ David G. Burke
	Name:	David G. Burke
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer)